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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-40177, 33-51235, 33-53463,
33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-40282, 333-53246,
333-56696, 333-72206, 333-65796, 333-101519 and 333-109296) of Merck & Co., Inc.
of our report dated June 24, 2004 relating to the financial statements of Merck & Co., Inc. Employee Savings and Security Plan, which appears in this Form 11-K.

/s/PRICEWATERHOUSECOOPERS LLP

Florham Park, NJ
June 24, 2004

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